EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of the Registration Statement on Form S-3 of our report dated December 29, 2009, relating to the consolidated financial statements of Onstream Media Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2009, and we also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Goldstein Lewin & Co.

GOLDSTEIN LEWIN & CO.
Certified Public Accountants
Boca Raton, Florida
April 7, 2010